FUND PARTICIPATION AGREEMENT
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     This AGREEMENT is made this 15th day of July, 1999, by and between PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY (the "Insurer"), a life insurance company domiciled in New York, on its behalf and on behalf of the segregated asset accounts of the Insurer listed on Exhibit A to this Agreement (the "Separate Accounts"); INSURANCE SERIES (the "Fund"), a Massachusetts business trust; and FEDERATED SECURITIES CORP. (the "Distributor"), a Pennsylvania corporation.


                              W I T N E S S E T H
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     WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and the Fund is authorized to issue separate classes of shares of beneficial interest ("shares"), each representing an interest in a separate portfolio of assets known as a "portfolio" and each portfolio has its own investment objective, policies, and limitations; and

     WHEREAS, the Fund is available to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable annuity contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund will be made available in the future to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be "Variable Contracts" hereunder), and

     WHEREAS, the Fund is currently comprised of eight separate portfolios, and other portfolios may be established in the future; and

     WHEREAS, the Fund has obtained an order from the SEC dated December 29, 1993 (File No. 812-8620), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 63-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurer wishes to purchase shares of one or more of the Fund's portfolios on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund's portfolios;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

ARTICLE I.     Sale of Fund Shares

     1.1 The Distributor agrees to sell to the Insurer those shares of the portfolios offered and made available by the Fund and identified on Exhibit B ("Portfolios") that the Insurer orders on behalf of its Separate Accounts, and agrees to execute such orders on each day on which the Fund calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund.

     1.2 The Fund agrees to make available on each business day shares of the Portfolios for purchase at the applicable net asset value per share by the Insurer on behalf of its Separate Accounts; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.

     1.3 The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public to the extent not permitted by applicable tax law.

     1.4 The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Article IV of this Agreement is in effect to govern such sales.

     1.5 Upon receipt of a request for redemption in proper form from the Insurer, the Fund agrees to redeem any full or fractional shares of the Portfolios held by the Insurer, ordinarily executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current prospectus.

     1.6 For purposes of Sections 1.2 and 1.5, the Insurer shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account and receipt of such orders by 4:00 p.m. Eastern time by the Insurer shall be deemed to be receipt by the Fund for purposes of Rule 22c-1 of the 1940 Act; provided that the Fund receives notice of such orders on the next following business day prior to 4:00 p.m. Eastern time on such day, although the Insurer will use its best efforts to provide such notice by 9:00 a.m. Eastern time.

     1.7 The Insurer agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.

     1.8 The Insurer shall pay for shares of the Portfolio on the next business day after it places an order to purchase shares of the Portfolio. Payment shall be in federal funds transmitted by wire.

     1.9 Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Insurer or the Separate Accounts unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

     1.10 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurer of any income dividends or capital gain distributions payable on the shares of the Portfolios. The Insurer hereby elects to reinvest in the Portfolio all such dividends and distributions as are payable on a Portfolio's shares and to receive such dividends and distributions in additional shares of that Portfolio. The Insurer reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Fund shall notify the Insurer of the number of shares so issued as payment of such dividends and distributions.

     1.11 The fund shall instruct its recordkeeping agent to advise the Insurer on each business day of the net asset value per share for each Portfolio as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

ARTICLE II.    Representations and Warranties

     2.1 The Insurer represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Code.

     2.2 The Insurer represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the ____________________ Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

     2.3 The Insurer represents and warrants that the Variable Contracts issued by the Insurer or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively, (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

     2.4  The Insurer represents and warrants that each of the Separate Accounts
(1) has been registered or, prior to any issuance or sale of the Variable Contracts, the Insurer will register each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively, (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

     2.5 The Insurer represents that it believes, in good faith, that the Variable Contracts issued by the Insurer are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code.

     2.6 The Fund represents and warrants that it is duly organized as a business trust under the laws of the Commonwealth of Massachusetts, and is in good standing under applicable law.

     2.7 The Fund represents and warrants that the shares of the Portfolios are duly authorized for issuance in accordance with applicable law and that the Fund is registered as an open-end management investment company under the 1940 Act.

     2.8 The Fund represents that it believes, in good faith, that the Portfolios currently comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts.

     2.9 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

ARTICLE III.   General Duties

     3.1 The Fund shall take all such actions as are necessary to permit the sale of the shares of each Portfolio to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registered the shares of the Portfolios sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Fund shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Portfolios. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states to the extent deemed necessary by the Fund or the Distributor.

     3.2 The Fund shall make every effort to maintain qualification of each Portfolio as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     3.3 The Fund shall make every effort to enable each Portfolio to comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder, and shall notify the Insurer immediately upon having a reasonable basis for believing that any Portfolio has ceased to comply.

     3.4 The Insurer shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Insurer, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners. Nothing herein shall be deemed to require the Insurer to continue to sell any Variable Contract.

     3.5 The Insurer shall make every effort to maintain the treatment of the Variable Contracts issued by the Insurer as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code, and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.6 The Insurer shall offer and sell the Variable Contracts issued by the Insurer in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, and the NASD Rules of Fair Practice, and state law respecting the offering of variable life insurance policies and variable annuity contracts.

     3.7 The Distributor shall sell and distribute the shares of the Portfolios of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.

     3.8 During such time as the Fund engages in Mixed Funding or Shared Funding, a majority of the Board of Trustees of the Fund shall consist of persons who are not "interested persons" of the Fund ("disinterested Trustees"), as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any applicable orders of the SEC, except that if this provision of this Section 3.8 is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Fund's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (d) for such longer period as the SEC may prescribe by order upon application.

     3.9 The Insurer and its agents will not in any way recommend any proposal or oppose or interfere with any proposal submitted by the Fund at a meeting of owners of Variable Contracts or shareholders of the Fund, and will in no way recommend, oppose, or interfere with the solicitation of proxies for Fund shares held by Contract Owners, without the prior written consent of the fund, which consent may be withheld in the Fund's sole discretion.

     3.10 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

ARTICLE IV.    Potential Conflicts

     4.1 During such time as the Fund engages in Mixed Funding or Shared Funding, the parties hereto shall comply with the conditions of this Article IV.

     4.2 The Fund's Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Variable Contracts ("Variable Contract Owners") issued by different Participating Life Insurance Companies that invest in the Fund. A material irreconcilable conflict may arise for a variety or reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.

     4.3 The Insurer agrees that it shall report any potential or existing conflicts of which it is aware to the Fund's Board of Trustees. The Insurer will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Fund is engaged in Mixed Funding or Shared Funding in reliance on Rule 6e-2, 63-3(T), or any other regulation under the 1940 Act, the Insurer will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurer to inform the Board whenever Variable Contract Owner voting instructions are disregarded. The Insurer shall carry out its responsibility under this Section 4.3 with a view only to the interests of the Variable Contract Owners.

     4.4 The Insurer agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund's disinterested Trustees that a material irreconcilable conflict exists, the Insurer shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board of the
Fund), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Insurer's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurer shall be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Fund shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. The Insurer shall not be required by this Section 4.4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote or a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.

     4.5 The Insurer, at least annually, shall submit to the Fund's Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the Fund may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate the Board.

     4.6 All reports of potential or existing conflicts received by the Fund's Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

     4.7 The Board of Trustees of the Fund shall promptly notify the Insurer in writing of its determination of the existence of an irreconcilable material conflict and its implications.


ARTICLE V.     Prospectuses and Proxy Statements; Voting

     5.1 The Insurer shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Insurer as required to be distributed to such Variable Contract Owners under applicable federal or state law.

     5.2 The Distributor shall provide the Insurer with as many copies of the current prospectus of the Fund as the Insurer may reasonably request. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready or diskette format) and other assistance as is reasonably necessary in order for the Insurer to either print a stand-alone document or print together in one document the current prospectus for the Variable Contracts issued by the Insurer and the current prospectus for the Fund, or a document combining the Fund prospectus with prospectuses of other funds in which the Variable Contracts may be invested. The Fund shall bear the expense of printing copies of its current prospectus, or its proportional share of the expense of printing combined prospectuses, that will be distributed to existing Variable Contract Owners, and the Insurer shall bear the expense of printing copies of the

Fund's prospectus that are used in connection with offering the Variable Contracts issued by the Insurer.

     5.3 The Fund and the Distributor shall provide, at the Fund's expense, such copies of the Fund's current Statement of Additional Information ("SAI") as may reasonably be requested, to the Insurer and to any owner of a Variable Contract issued by the Insurer who requests such SAI.

     5.4 The Fund, at its expense, shall provide the Insurer with copies of its proxy materials, periodic reports to shareholders, and other communications to shareholders in such quantity as the Insurer shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Insurer. The Fund, at the Insurer's expense, shall provide the Insurer with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Insurer shall reasonably request for use in connection with offering the Variable Contracts issued by the Insurer. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-readyor diskette format) and other assistance as reasonably necessary in order for the Insurer to print such shareholder communications for distribution to owners of Variable Contracts issued by the Insurer.

     5.5 For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, the Insurer shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by the Insurer (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. The Insurer shall vote shares of a Portfolio of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Variable Contracts and owned beneficially by the Insurer (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. The Insurer shall vote shares of each Portfolio of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Portfolio held in all Separate Accounts of the Insurer or subaccounts thereof, in the aggregate.

     5.6 During such time as the fund engages in Mixed Funding or Shares Funding, the Fund shall disclose in its prospectus that (1) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board of Trustees of the Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Fund hereby notifies the Insurer that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.


ARTICLE VI.    Sales Material and Information

     6.1 The Insurer shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund (or any Portfolio thereof) or its investment adviser or the Distributor is named at least 15 days prior to the anticipated use of such material, and no such sales literature or other promotional material shall be used unless the Fund and the Distributor or the designee of either approve the material or do not respond with comments on the material within 10 days from receipt of the material.
The Insurer need not obtain the prior approval as set forth above if the proposed sales material or promotional literature contains only language about the Fund (or any Portfolio thereof) or its investment adviser or the Distributor which has been so approved. The Insurer need not obtain the prior approval as set forth above with respect to performance numbers of any Portfolio, provided such performance calculation includes the imposition of contract charges and fees.

     6.2 The Insurer agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the fund or its designee and the Distributor or its designee.

     6.3 The Fund or the Distributor or the designee of either shall furnish to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer or its Separate Accounts are named at least 15 days prior to the anticipated use of such material, and no such material shall be used unless the Insurer or its designee approves the material or does not respond with comments on the material within 10 days from receipt of the material.

     6.4 The Fund and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of the Insurer or concerning the Insurer, the Separate Accounts, or the Variable Contracts issued by the Insurer, other that the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer.

     6.5 The Fund will provide to the Insurer at least one complete copy of the Mixed and Shared Funding Exemptive Application and any amendments thereto, all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulator authorities.

     6.6 The Insurer will provide to the Fund all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Insurer or interests therein are not registered under the 1933 Act), Statements of Additional Information, reports, solicitations for voting instructions relating to the Fund, and all amendments or supplements to any of the above that relate to the Variable Contracts issued by the Insurer or the Separate Accounts which utilize the Fund as an underlying investment medium, promptly after the filing of such document with the SEC or other regulatory authority.

     6.7 For purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.


ARTICLE VII.   Indemnification

     7.1  Indemnification by the Insurer
          7.1(a)    The Insurer agrees to indemnify and hold harmless the Fund, each of its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Insurer or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurer by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Contracts issued by the Insurer or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares; or

                    (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Insurer or persons under its control) or wrongful conduct of the Insurer or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Insurer or the Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Insurer; or

                    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Insurer in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurer;

except to the extent provided in Sections 7.1(b) and 7.1(c) hereof.

          7.1(b)    The Insurer shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.

          7.1(c)    The Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Insurer of any such claim shall not relieve the Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurer shall be entitled to participate, at its own expense, in the defense of such action.

The Insurer also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Insurer to such party of the Insurer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          7.1(d)    The Indemnified Parties shall promptly notify the Insurer of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Contracts issued by the Insurer or the operation of the Fund.

     7.2  Indemnification By the Distributor
          7.2(a)    The Distributor agrees to indemnify and hold harmless the
Insurer, its affiliated principal underwriter of the Variable Contracts, and each of their directors and officers and any affiliated person of the Insurer within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

                    (ii) arise out of or as a result of any statement or representations (other that statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund or Distributor, or the affiliates, employees, or agents of the Fund or the Distributor with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or

                    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

except to the extent provided in Sections 7.2(b) and 7.2(c) hereof.

          7.2(b)    The Distributor shall not be liable under this
indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts.

          7.2(c)    The Distributor shall not be liable under this
indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at is own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          7.2(d)    The Insurer shall promptly notify the Distributor of the
commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the operation of the Separate Accounts.

     7.3  Indemnification by the Fund
          7.3(a)    The Fund agrees to indemnify and hold harmless the Insurer, its affiliated principal underwriter of the Variable Contracts, and each of their directors and officers and any affiliated person of the Insurer within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

                    (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund, or the affiliates, employees, or agents of the Fund, with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or

                    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

                    (v) arise as a result of (1) a failure by a Portfolio invested in by a Separate Account to comply with the diversification requirements of Section 817(h) of the Code, or (2) a failure by a Portfolio invested in a by a Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code;

except to the extent provided in Sections 7.3(b) and 7.3(c) hereof.

          7.3(b)    The Fund shall not be liable under this indemnification
provision with respect to any losses, claims, damages, liabilities to litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts.

          7.3(c)    The Fund shall not be liable under this indemnification
provision with respect to any claim made against an Indemnified Party unless such party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          7.3(d)    The Insurer shall promptly notify the Fund of the
commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the sale of the Fund's shares.


ARTICLE VIII.  Applicable Law

     8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

     8.2 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE IX.    Termination

     9.1  This Agreement shall terminate:
          (a) at the option of any party upon 180 days advance notice to the other parties; or

          (b) at the option of the Insurer if shares of the Portfolios are not reasonably available to meet the requirements of the Variable Contracts issued by the Insurer, as determined by the Insurer, and upon prompt notice by the Insurer to the other parties; or

          (c) at the option of the Fund or the Distributor upon institution of format proceedings against the Insurer or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulator body regarding the Insurer's duties under this Agreement or related to the sale of the Variable Contracts issued by the Insurer, the operation of the Separate Accounts, or the purchase of the Fund shares; or

          (d) at the option of the Insurer upon institution of formal proceedings against the Fund or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

          (e) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund or a Portfolio in accordance with the terms of the Variable Contracts for which those shares had been selected or serve as the underlying investment media; or

          (f) in the event any of the shares of a Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Insurer; or

          (g) by any party to the Agreement upon a determination by a majroity of the Trustees of the Fund, or a majority of its disinterested Trustees, that an irreconcilable conflict, as described in Article IV hereof, exists; or

          (h) at the option of the Insurer if the Fund or a Portfolio fails to meet the requirements under Subchapter M of the Code for qualification as a Regulated Investment Company specified in Section 3.2 hereof or the diversification requirements specified in Section 3.3 hereof.

     9.2 Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(c) and (d) hereof. The Insurer shall give 60 days prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in Section 9.1(e) hereof.

     9.3 Except as necessary to implement Variable Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Insurer shall not redeem Fund shares attributable to the Variable Contracts issued by the Insurer (as opposed to Fund shares attributable to the Insurer's assets held in the Separate Accounts), and the Insurer shall not prevent Variable Contract Owners from allocating payments to a Portfolio, until 45 days after the Insurer shall have notified the Fund or Distributor of its intention to do so.

     9.4 Notwithstanding any termination of this Agreement, the Fund and the Distributor shall at the option of the Insurer continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, based upon instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Portfolios of the Fund and redeem investments in the Portfolios, and shall be permitted to invest in the Portfolios in the event that owners of the Existing Contracts make additional purchase payments under the Existing Contracts. If this Agreement terminates, the parties agree that Sections 3.10, 7.1, 7.2, 7.3, 8.1, and 8.2, and, to the extent that all or a portion of the assets of the Separate Accounts continue to be invested in the Fund or any Portfolio of the Fund, Articles I, II, and IV and Sections 5.5 and
5.6 will remain in effect after termination.


ARTICLE X.     Notice

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:

          Insurance Series
          Federated Investors Tower
          1001 Liberty Avenue
          Pittsburgh, Pennsylvania 15222-3779
          Attn.: John W. McGonigle

     If to the Distributor:

          Federated Securities Corp.
          Federated Investors Tower
          1001 Liberty Avenue
          Pittsburgh, Pennsylvania 15222-3779
          Attn.: John W. McGonigle

     If to the Insurer:

          Phoenix Home Life Mutual Insurance Company
          One American Row
          Hartford, CT  06102
          Attn.: Simon Tan


ARTICLE XI:    Miscellaneous

     11.1 The Fund and the Insurer agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and the Insurer shall each take such steps as may be necessary to comply with the Rule as amended or adopted in final form.

     11.2 A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

     11.3 Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund's Agreement and Declaration of Trust, as amended, a copy of which will be provided to the Insurer upon request.

     11.4 Administrative services to Variable Contract Owners shall be the responsibility of Insurer. Insurer, on behalf of its separate accounts will be the sole shareholder of record of Fund shares. Fund and Distributor recognize that they will derive a substantial savings in administrative expense by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from having a sole shareholder rather than multiple shareholders, Distributor agrees to pay to Insurer an amount computed at an annual rate of .25 of 1% of the average daily net asset value of shares held in subaccounts for which Insurer provided administrative services. Distributor's payments to Insurer are for administrative services only and do not constitute payment in any manner for investment advisory services.

     11.5 It is understood that the name "Federated" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Insurer has the right to use such name (or derivative or logo) only so long as this Agreement is in effect or shares are made available under Section 9.4 hereof. Upon termination of this Agreement the Insurer shall forthwith cease to use such name (or derivative or logo) unless shares are being made available under Section 9.4 hereof.

     11.6 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.7 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     11.8 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11.9 This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                           INSURANCE SERIES

ATTEST: /s/ A. J. Reed                     BY: /s/ J. W. McGonigle
        ----------------------------       -------------------------------
Name:   Amanda J. Reed                     Name:  John W. McGonigle
        ----------------------------              ------------------------
Title:  Staff Attorney                     Title: Executive Vice President
        ----------------------------              ------------------------


                                           FEDERATED SECURITIES CORP.

ATTEST: /s/ A. J. Reed                     BY: /s/ John B. Fisher
        ----------------------------       -------------------------------
Name:   Amanda J. Reed                     Name:  John b. Fisher
        ----------------------------              ------------------------
Title:  Staff Attorney                     Title: President
        ----------------------------              ------------------------


                                           PHOENIX HOME LIFE MUTUAL
                                           INSURANCE COMPANY

ATTEST: /s/ John H. Beers                  BY: /s/ Robert G. Lautensack Jr.
        ----------------------------       -------------------------------
Name:   John H. Beers                      Name:  Robert G. Lautensack Jr.
        ----------------------------              ------------------------
Title:  Secretary                          Title: Sr. Vice President
        ----------------------------              ------------------------

                                                                       EXHIBIT A


Separate Accounts


Phoenix Home Life Mutual Insurance Company

     Phoenix Home Life Variable Accumulation Account

     Phoenix Home Life Variable Universal Life Account

                                                                       EXHIBIT B



             Federated Funds in Phoenix Variable Insurance Products

                Federated Fund for U.S. Government Securities II

                       Federated High Income Bond Fund II